Exhibit 10.45

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the "Guaranty") made this 9th day of May, 2014, by and between Epazz, Inc., an Illinois corporation (the "Guarantor") and Jadian Enterprises, Inc., a Michigan corporation ("Seller").

WITNESSETH:

WHEREAS, Seller is selling certain assets to Jadian, Inc., an Illinois corporation, ("Buyer") pursuant to that Asset Purchase Agreement dated May 9, 2014 ("Purchase Agreement");

WHEREAS, Buyer is paying a portion of the purchase price for such assets pursuant to a Promissory Note of even date herewith ("Note") (the Note and the Purchase Agreement are, collectively, the "Transaction Documents");

WHEREAS, Buyer has potential additional obligations under the Purchase Agreement, including without limitation potential future earn-out payments and potential indemnification payments; and

WHEREAS, Guarantor shall be benefited directly by the transaction contemplated by the Transaction Documents, and shall execute this Guaranty in order to induce Seller to enter into such transaction.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees, promises and undertakes as follows:

1. GUARANTY.

(a) Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Seller, the full and prompt payment and performance when due (whether at maturity by acceleration or otherwise) of each and every obligation or liability of Buyer owed to Seller under the Transaction Documents, and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys' fees incurred by Seller under this Guaranty or any other document, instrument or agreement related to any of the foregoing (collectively, the "Obligations").

(b) This Guaranty is an absolute, present and continuing guaranty of payment, and not merely of collection, that shall remain in full force and effect until the Obligations are fully paid and performed, and no such payments or performance with regard to the Obligations is subject to any right on the part of any person whomsoever, including but not limited to any trustee in bankruptcy, to recover any of such payments. If any such payments are so set aside or settled without litigation, all of which is within Seller's discretion, Guarantor shall be liable for the full amount Seller is required to repay, plus costs, interest, reasonable attorneys' fees and any and all expenses that Seller paid or incurred in connection therewith. A successor of Buyer, including Buyer in its capacity as debtor in a bankruptcy reorganization case, shall not be considered to be a different person than Buyer; and this Guaranty shall apply to all Obligations incurred by such successor.

(c) Guarantor agrees that Guarantor is directly and primarily liable to Seller and that the Obligations hereunder are independent of the Obligations of Buyer, or of any other guarantor. The liability of Guarantor hereunder shall survive discharge or compromise of any Obligation of Buyer in bankruptcy or otherwise. Seller shall not be required to prosecute or seek to enforce any remedies against Buyer or any other party liable to Seller on account of the Obligations, or to seek to enforce or resort to any remedies with respect to any collateral granted to Seller by Buyer or any other party on account of the Obligations, as a condition to payment or performance by Guarantor under this Guaranty.

(d) Seller may, without notice or demand and without affecting its rights hereunder, from time to time: (i) renew, extend, accelerate or otherwise change the amount of, the time for payment of, or other terms relating to, any or all of the Obligations, or otherwise modify, amend or change the terms of the Transaction Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) take and hold collateral for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as Seller in its discretion may determine. Accordingly, Guarantor hereby waives notice of any and all of the foregoing.

(e) Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, whether legal or equitable, that may arise: (i) directly or indirectly from the present or future lack of validity, binding effect or enforceability of the Transaction Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) from Seller's impairment of any collateral, including the failure to record or perfect the Seller's interest in the collateral, or (iii) by reason of any claim or defense based upon an election of remedies by Seller in the event such election may, in any manner, impair, affect, reduce, release, destroy or extinguish any right of contribution or reimbursement of Guarantor, or any other rights of the Guarantor to proceed against any other guarantor, or against any other person or any collateral.

(f) Guarantor hereby waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or nonpayment, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations, and all other notices or formalities to which Guarantor may be entitled, and Guarantor hereby waives all suretyship defenses, including but not limited to all defenses set forth in the Uniform Commercial Code, as revised from time to time (the "UCC") to the full extent such a waiver is permitted thereby.

(g) Guarantor hereby irrevocably waives all legal and equitable rights to recover from Buyer any sums paid by the Guarantor under the terms of this Guaranty, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Buyer under the federal Bankruptcy Code or any other law, and Guarantor hereby waives any right to assert in any manner against Seller any claim, defense, counterclaim and offset of any kind or nature, whether legal or equitable, that Guarantor may now or at any time hereafter have against Buyer or any other party liable to Seller.

2. EVENTS OF DEFAULT. Any of the following occurrences shall constitute an "Event of Default" under this Guaranty:

(a) An Event of Default occurs under the terms of the Transaction Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, as "Event of Default" shall be defined therein.

(b) Guarantor shall fail to observe or perform any covenant, condition, or agreement under this Guaranty for a period of thirty (30) days from the date of such breach, or any representation or warranty of Guarantor set forth in this Guaranty shall be materially inaccurate or misleading when made or delivered.

(c) The bankruptcy or dissolution of Guarantor, or of any endorser or other guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

(d) The default by Guarantor under the terms of any indebtedness of Guarantor now or hereafter existing, which default has not been cured within any time period permitted pursuant to the terms and conditions of such indebtedness or the occurrence of an event which gives any creditor the right to accelerate the maturity of any such indebtedness.

(e) The commencement by Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Guarantor in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Guarantor or for any substantial part of Guarantor's property; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Guarantor of any general assignment for the benefit of creditors; or the failure of Guarantor generally to pay Guarantor's debts as such debts become due; or the taking of action by Guarantor in furtherance of any of the foregoing.

(f) The revocation or attempted revocation of this Guaranty by Guarantor before the termination of this Guaranty in accordance with its terms, or the assignment or attempted assignment of this Guaranty by Guarantor.

3. REMEDIES.

(a) Whenever any Event of Default as defined herein shall have happened, Seller, in its sole discretion, may take any remedial action permitted by law or in equity or by the Transaction Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, including demanding payment in full of all sums guaranteed hereby, plus any accrued interest or other expenses.

(b) If Seller should employ attorneys or incur other expenses for the enforcement of this Guaranty, Guarantor, on demand therefor, shall reimburse the reasonable fees of such attorneys and such other expenses to the extent permitted by law.

(c) No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission on the part of Seller to exercise any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as may be deemed expedient thereby, and a waiver on any one occasion shall be limited to that particular occasion.

4. SUBORDINATION. All indebtedness and liability now or hereafter owing by Buyer to Guarantor is hereby postponed and subordinated to the Obligations owing to Seller; and such indebtedness and liability to Guarantor, if Seller so requests, shall be collected, enforced and received by Guarantor as trustee for Seller and be paid over to Seller on account of the Obligations.

5. MISCELLANEOUS.

(a) This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(b) This Guaranty is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.

(c) As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders. The undersigned are jointly and severally liable pursuant to this Guaranty, and "Guarantor" refers to each of them and both of them.

(d) This Guaranty shall inure to the benefit of Seller's successors and assigns and shall be binding upon the heirs, executors, administrators and successors of Guarantor. This Guaranty is not assignable by Guarantor.

(e) If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby.

(f) If from any cause or circumstances whatsoever, fulfillment of any provisions of this Guaranty at the time performance of such provision shall be due involves transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity. The provisions of this paragraph shall control every other provision of this Guaranty.

(g) This Guaranty is assignable by Seller, and any assignment hereof or any transfer or assignment of the Transaction Documents or portions thereof by Seller shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Seller.

(h) This Guaranty shall be governed by and construed in accordance with the law of the State of Michigan. Guarantor agrees that the state and federal courts for the County in which the Seller is located or any other court in which Seller initiates proceedings have exclusive jurisdiction over all matters arising out of this Guaranty.

(i) GUARANTOR AND SELLER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO.

(j) TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY SELLER.

[Signatures contained on the following page]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

GUARANTOR:

Epazz, Inc., an Illinois corporation

By: /s/ Shaun Passley

Its: President

Dated: May 9, 2014

SELLER:

Jadian Enterprises, Inc., a Michigan corporation

By: /s/ Karen Griggs

Its: Director

Dated: May 9, 2014

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